SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K
___________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  April 16, 2010

ECOCHILD INC.
(Exact name of registrant as specified in its charter)

Nevada	333-161941	N/A
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

#401, 8 Men, 13 Lou, Dong Hua Shi Bei Li Zhong Qu,
Chong Wen Qu, Beijing, P.R. China
(Address of Principal Executive Offices) (Zip Code)

+86-136-7134-5183
 (Issuer Telephone number, including area code)

40 Warren Street, 3rd Floor, Charlestown, MA 02129
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The information set forth in Item 5.01 of this Current Report on Form 8-K that relates to the entry into a material definitive agreement is incorporated by reference into this Item 1.01.

Item 5.01 Change of Control of Registrant.

On April 16, 2010, our majority shareholders entered into certain stock purchase agreements (the “Purchase Agreements”) with certain purchaser, pursuant to which ZHANG JIE purchased 3,000,000 shares of the Company’s issued and outstanding common stock from GALINA BIRCA, the President and CEO of the Company; and 2,900,000 shares of the Company’s issued and outstanding common stock from VLADIMIR ENACHI, the CFO and Director of the Company. The total of 5,900,000 shares represents 61.3% of the Company’s outstanding common stock. ZHANG JIE paid a total of $29,500 to GALINA BIRCA and VLADIMIR ENACHI for their shares.

In connection with the change of control and pursuant to the Purchase Agreements, GALINA BIRCA resigned as the Company’s President, Chief Executive Officer, and Director of the Company effective immediately. VLADIMIR ENACHI resigned as the Company’s Chief Financial Officer and Director of the Company effective immediately. ZHANG JIE was appointed as the sole director, President, Chief Executive Officer, Chief Financial Officer and Secretary effective immediately.

Item 5.02 Departure of Directors or Certain Officer: Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)   Resignation of Director and Officer

On April 16, 2010, GALINA BIRCA resigned as the Company’s President, Chief Executive Officer, and Director of the Company effective immediately. VLADIMIR ENACHI resigned as the Company’s Chief Financial Officer and Director of the Company effective immediately. The resignations are not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

(b)   Appointment of Directors and Officers

On April 16, 2010, the following person was appointed as our sole officer and director in connection with the change of control:

Name	Age	Position
ZHANG JIE	46	President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and Chairman of the Board of Directors

The business background descriptions of the newly appointed director and officer are as follows:

ZHANG JIE, President, CEO, CFO and Chairman

Mr. Zhang is currently a self-employed business consultant. He worked as a senior independent editor and planner in ANA’s inflight magazine “Wingspan” China division from 1997 to 2005. Mr. Zhang worked in “Wingspan” as a senior editor from 1992 to 1996. He graduated from Nihon University in 1992.

(c) Family Relationships

There are no family relationships between the officers or directors of the Company.

(d) Employment Agreements of the Executive Officers

We currently did not enter into any employment agreement with our executive officer.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits.

	10.1	Stock Purchase Agreement dated as of April 16, 2010 between ZHANG JIE and GALINA BIRCA
	10.2	Stock Purchase Agreement dated as of April 16, 2010 between ZHANG JIE and VLADIMIR ENACHI

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ECOCHILD INC.

Date: April 16, 2010	By:	/s/ Zhang Jie
Zhang Jie
President, CEO and Chairman

3